Exhibit 10.3.3

A Leading Manufacturer of Protective Materials for High Reliability Applications

AMENDMENT NO. 2

CHASE CORPORATION

EMPLOYEES’ SUPPLEMENTAL SAVINGS PLAN

WHEREAS Chase Corporation (the “Company”) established and maintains the Chase Corporation Employees’ Supplemental Savings Plan, effective January 1, 1994, amended January 1, 2005, amendment December 21, 2016, and further amended, restated and effective July 9, 2020 (the “Plan”); and

WHEREAS, Article III establishes eligibility and participation in the plan;

WHEREAS, the Company desires to amend the Plan as set forth below, effective April 6, 2021.

NOW, THEREFORE, the Plan is hereby amended, in the following respects:

ARTICLE III

ELIGIBILITY

An employee shall be eligible to participate in the Plan if s/he has satisfied the eligibility requirements for participation under the Savings Plan as set forth by the Board then the Chief Executive Officer, subject to the control of the Board shall: (i) have the power to authorize participation in the Supplemental Savings Plan for employees with the title of Vice President and above; (ii) select the plan administrator (iii) and perform such other duties and may exercise such other powers as it generally pertains to administration of the plan as determined by the Board from time to time.

Except as amended above the terms of the Plan remain in full force and effect.

295 University Ave., Westwood, MA 02090 781-332-0700 Fax 781-332-0701 www.chasecorp.com

CHASE CORPORATION: GLOBAL OPERATIONS CENTER

IN WITNESS WHEREOF, this Amendment No. 2 is executed this  6th day of April 2021 to be effective as of the date first written above.

CHASE CORPORATION

Jeffery D. Haigh, Corporate Secretary

295 University Ave., Westwood, MA 02090 781-332-0700 Fax 781-332-0701 www.chasecorp.com

CHASE CORPORATION: GLOBAL OPERATIONS CENTER